Exhibit 10.6

The Capital Contribution Certificate

(No.:       )

Company Name: Junzhang Digital Technology (Shanghai) Co., Ltd.

Date of Establishment: April 23, 2015

Registered Capital: RMB30,000,000

Name of Shareholder: Mao Zhidan

ID Card No.:

Amount of the Capital Contributed by the Shareholder: RMB

It is hereby certified that        has contributed RMB        to hold       % of the equity interest of Junzhang Digital Technology (Shanghai) Co., Ltd., and such       % equity interest has been pledged in favor of Junzhang Digital Technology (Shanghai) Co., Ltd..

Junzhang Digital Technology (Shanghai) Co., Ltd.,

By:
Name:
Title: Legal Representative (Seal of the Company)
Date: